UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 2, 2015

Date of Report (Date of earliest event reported)

SPOTLIGHT INNOVATION INC.
(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6750 Westown Parkway, Suite 200-226 West Des Moines, IA	50266
(Address of principal executive offices)	(Zip Code)

(515) 274-9087

Registrant’s telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2015 Spotlight Innovation Inc., (the “Company”) closed on the transaction with Memcine Pharmaceuticals, Inc. (“Memcine”). Pursuant to the Securities Purchase Agreement (the “Agreement”) with Memcine the Company acquired 822,500 shares of common stock of Memcine (representing approximately Eighty Two Percent (82%) of the outsanding securities of Memcine). The Board of Directors of Memcine consists of three members: Dr. Tony Vanden Bush, Ph.D, Cristopher Grunewald (President and Director of the Company), and John Krohn. In addition, the Company agreed to provide Memcine with up to Three Million ($3,000,000) Dollars to fund the operations of Memcine via investment, grants or other means over the course of operations as determined by the board of directors of Memcine. The timing of funding will be determined by the milestones set by the Board of Directors of Memcine. The Board of Directors of Memcine consists of three members: Dr. Tony Vanden Bush, Ph.D., Cristopher Grunewald and John Krohn. Cristopher Grunewald was named Chief Executive Officer, and John Krohn was named Chief Financial Officer of Memcine. Memcine entered into an agreement with Dr. Tony Vanden Bush, Ph.D to serve as Chief Scientific Officer of Memcine.

Memcine is a universal vaccine platform company founded in 2010 to develop Immunoplex™, with broad applicability in both infectious diseases and oncology immunotherapy. Immunoplex™ infectious disease vaccines are delivered needle-free at mucosal surfaces without adjuvants, and elicit a more robust immune response via the body’s natural immune defenses. Immunoplex™ vaccines are protein subunit-based, and therefore avoid the manufacturing and distribution hurdles normally associated with infectious agent-based vaccines. Proof-of-concept has been achieved in several murine models, including Hepititus B, influenza, and a breast cancer immunotherapy model. Memcine’s business strategy is to function as a discovery engine and out-license by field and territory.

Immunoplex™ utilizes a universal antibody in all vaccines for both infectious diseases and oncology personalized medicine indications. The crux of the invention involves a proprietary peptide tag that is covalently attached to the antigen or tumor cell, and an antibody that binds the tag to form an “Immunoplex”. The tag-antibody complex delivers the antigen cargo to key immune players such as dendritic cells and macrophages. Thus the immune system is efficiently alerted, utilizing far less antigen than traditional vaccines and without harmful adjuvants. Memcine is managing patent applications on Immunoplex™ in collaboration with the University of Iowa Research Foundation.

The foregoing summary of agreements does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, copies of which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

		Filed with this Current	Incorporated by reference
Exhibit No.	Description	Report	Form	Filing Date	Exhibit No.

3.1	Certificate of Incorporation, Memcine Pharmaceuticals, Inc.	☒
10.18	Shareholders Agreement	☒
10.19	Agreement between Memcine Pharmacueticals, Inc. and Dr. Tony Vanden Bush, Ph.D	☒

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPOTLIGHT INNOVATION INC.

Date: June 3, 2015	By:	/s/ Cristopher Grunewald
	Name:	Cristopher Grunewald
	Title:	President